Exhibit 99.1
EXPENSIFY ANNOUNCES Q1 2024 RESULTS
Expensify Card interchange grew to $3.5 million, Operating cash flow was $3.5 million and Free cash flow was $5.2 million.

PORTLAND, Ore.--(BUSINESS WIRE)--May 9, 2024-- Expensify, Inc. (Nasdaq: EXFY), a payments superapp that helps individuals and businesses around the world simplify the way they manage money across expenses, corporate cards and bills, today released a letter to shareholders from Founder and CEO David Barrett alongside results for its quarter ended March 31, 2024.

A Message From Our Founder

Q1'24 was a great start to the year. We are back to strong Operating cash flow and Free cash flow profitability, producing our best quarterly Free cash flow since Q1 of last year, and we are also increasing our full-year guidance.

Though seasonally soft in terms of revenue, interchange from the Expensify Card continued growing by leaps and bounds: up 13% month on month in March alone. Additionally, while some existing customers did shed internal employees (thereby reducing our active seat count), our strong margins continue to fortify our cash position to help us ride out these near term headwinds.

Next, we announced our highly anticipated corporate travel service, which already has a sizable backlog of interest and will be cross sold through our existing account manager and sales teams. Expensify Travel is designed to scale up to the very top of the market, and is the most commonly requested feature from our midmarket and enterprise customers.

Finally -- and most exciting of all -- we have made outstanding progress in developing New Expensify. Not only have we executed some extremely delicate back-end upgrades with minimal downtime, but we have completed the core pieces of the "critical viral path". This is the uniquely Expensify "superapp experience" that we believe will enable us to seamlessly convert viral consumer signups into highly qualified SMB leads in the "untapped 99%" of the market, that then grow into reliable midmarket profit centers.

I couldn't be more proud of our product development team in crossing this key watershed, enabling us to move past core feature development to focus on rock solid stability, glassy-smooth performance, and highly optimized conversion flows.

It's been a long journey. But by this time next quarter, New Expensify and Expensify Travel are both expected to be producing new incremental revenue, as well as helping retain and expand existing customers for years to come. It takes a lot of work to make something look this simple, and I can't wait to show you on the earnings call (or visit exfy.com/roadmap to see it yourself)!

-david
Founder and CEO of Expensify

First Quarter 2024 Highlights
Financial:
•Revenue was $33.5 million, a decrease of 16% compared to the same period last year.
•Generated $3.5 million cash from operating activities.
•Free cash flow was $5.2 million.
•Net loss was $3.8 million, compared to $5.9 million for the same period last year.

Exhibit 99.1
•Non-GAAP net income was $3.7 million.
•Adjusted EBITDA was $7.1 million.
•Interchange derived from the Expensify Card grew to $3.5 million, an increase of 57% compared to the same period last year.
Impact of Cost Cutting Measures
•As referenced previously, the company underwent aggressive cost cutting midway through the quarter ended December 31, 2023, with the full impact realized for the duration of the quarter ended March 31, 2024, as summarized below:
◦Generated $3.5 million cash from operating activities, an improvement of $4.0 million, or 739%, quarter over quarter.
◦Free cash flow was $5.2 million, an improvement of $8.8 million, or 242%, quarter over quarter.
◦Net loss was $3.8 million, an improvement of $3.4 million, or 48%, quarter over quarter.
◦Non-GAAP net income was $3.7 million, an improvement of $0.3 million, or 10%, quarter over quarter.
◦Adjusted EBITDA was $7.1 million, an improvement of $1.3 million, or 22%, quarter over quarter.
•Free Cash Flow Guidance: See Financial Outlook section for updated Free cash flow guidance for fiscal year ending December 31, 2024.
Business:
•Paid members - Paid members were 688,000, a decrease of 8% from the same period last year.
•Expense tracking - The company added enterprise-grade receipt scanning and distance tracking to New Expensify to capture emerging SMBs at their earliest stages and provide an upgrade path for future growth.
•Expense splitting - The company launched consumer group expense splitting in New Expensify, which combines Venmo-style payments and Splitwise-style settlements in a WhatsApp-style chat.
•Corporate travel - Rolling out to customers in waves, the company has begun onboarding its waitlist of customers to its new global travel offering, Expensify Travel, including including a top accounting, finance, and HR firm for startups, Escalon Services. To jump the line and get access earlier, join the waitlist at use.expensify.com/travel.
•Invoicing - The company launched invoicing on its next-gen platform, New Expensify, designed to boost bottom-up adoption and increase market share among sole proprietors and other growing VSBs.
•Updated Expensify Card Program – Launched a new card program which provides more interchange per transaction and applies to all new cards issued subsequent to launch. Under the new program, interchange is recognized as revenue.

Exhibit 99.1
Financial Outlook
Expensify's outlook statements are based on current estimates, expectations and assumptions and are not a guarantee of future performance. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below. There can be no assurance that the Company will achieve the results expressed by this guidance.

Free Cash Flow

Expensify estimates Free cash flow of $11.0 million to $13.0 million for the fiscal year ending December 31, 2024.

The Company does not provide a reconciliation for free cash flow estimates on a forward-looking basis because it is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of net cash provided by operating activities and certain reconciling items on a forward-looking basis, which could be significant to the Company's results.

Stock Based Compensation

An estimate of expected stock-based compensation for the next four fiscal quarters is as follows, which is driven primarily by the pre-IPO grant of RSUs issued to all employees (which vest quarterly over eight years with approximately five years remaining).

Est. stock-based compensation (millions)

	Q2 2024		Q3 2024		Q4 2024		Q1 2025
	Low	High	Low	High	Low	High	Low	High
Cost of revenue, net	$2.8	$3.5	$2.7	$3.4	$2.6	$3.3	$2.4	$3.1
Research and development	2.9	3.6	2.9	3.6	2.8	3.5	2.5	3.2
General and administrative	1.7	2.1	1.6	2.0	1.6	2.0	1.4	1.8
Sales and marketing	0.5	0.7	0.5	0.7	0.5	0.7	0.5	0.7
Total	$7.9	$9.9	$7.7	$9.7	$7.5	$9.5	$6.8	$8.8

Availability of Information on Expensify’s Website
Investors and others should note that Expensify routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Expensify Investor Relations website at https://ir.expensify.com. While not all of the information that the Company posts to its Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in Expensify to review the information that it shares on its Investor Relations website.

Conference Call
Expensify will host a video call to discuss the financial results and business highlights at 2:00 p.m. Pacific Time today. An investor presentation and the video call information is available on Expensify’s Investor Relations website at https://ir.expensify.com. A replay of the call will be available on the site for three months.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we provide certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP net income, and free cash flow.

Exhibit 99.1
We believe our non-GAAP financial measures are useful in evaluating our business, measuring our performance, identifying trends affecting our business, formulating business plans and making strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management team. These non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled metrics or measures presented by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented under GAAP. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in our industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. All of these limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and to not rely on any single financial measure to evaluate our business. A reconciliation of each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP is at the end of this press release.

Adjusted EBITDA. We define adjusted EBITDA as net loss from operations excluding provision for income taxes, interest and other expenses, net, depreciation and amortization, and stock-based compensation.

Non-GAAP net income. We define non-GAAP net income as net loss from operations excluding stock-based compensation.

Free cash flow. We define Free cash flow as net cash provided by operating activities excluding changes in settlement assets and settlement liabilities, which represent funds held for customers and customer funds in transit, respectively, reduced by the purchases of property and equipment and software development costs.

The tables at the end of the Condensed Consolidated Financial Statements provide reconciliations to the most directly comparable GAAP financial measure to each of these non-GAAP financial measures.

Forward-Looking Statements
Forward-looking statements in this press release, or made during the earnings call, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1955. These statements include statements regarding our strategy, future financial condition, future operations, future cash flow, projected costs, prospects, plans, objectives of management and expected market growth, product developments and their potential impact and our stock-based compensation estimates and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “ambition,” “objective,” “seeks,” “outlook,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: our expectations regarding our financial performance and future operating performance; our ability to attract and retain members, expand usage of our platform, sell subscriptions to our platform and convert individuals and organizations into paying customers; the timing and success of new features, integrations, capabilities and enhancements by us, or by competitors to their products, or any other changes in the competitive landscape of our market; the amount and timing of operating expenses and capital expenditures that we may incur to maintain and expand our business and operations to remain competitive; the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs; our ability to make required payments under and to comply with the various requirements of our current and future indebtedness; our cash flows, the prevailing stock prices, general economic and market conditions and other considerations that could affect the specific timing, price and size

Exhibit 99.1
of repurchases under our stock repurchase program or our ability to fund any stock repurchases; geopolitical tensions, including the war in Ukraine and the conflict in Israel, Gaza and surrounding areas; the impact on inflation on us and our members; our borrowing costs have and may continue to increase as a result of increases in interest rates; our ability to effectively manage our exposure to fluctuations in foreign currency exchange rates; the expenses associated with being a public company; the size of our addressable markets, market share and market trends; anticipated trends, developments and challenges in our industry, business and the highly competitive markets in which we operate; our expectations regarding our income tax liabilities and the adequacy of our reserves; our ability to effectively manage our growth and expand our infrastructure and maintain our corporate culture; our ability to identify, recruit and retain skilled personnel, including key members of senior management; the safety, affordability and convenience of our platform and our offerings; our ability to successfully defend litigation brought against us; our ability to successfully identify, manage and integrate any existing and potential acquisitions of businesses, talent, technologies or intellectual property; general economic conditions in either domestic or international markets; our protections against security breaches, technical difficulties, or interruptions to our platform; our ability to maintain, protect and enhance our intellectual property; and other risks discussed in our filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

About Expensify
Expensify is a payments superapp that helps individuals and businesses around the world simplify the way they manage money. More than 12 million people use Expensify's free features, which include corporate cards, expense tracking, next-day reimbursement, invoicing, bill pay, and travel booking in one app. All free. Whether you own a small business, manage a team, or close the books for your clients, Expensify makes it easy so you have more time to focus on what really matters.

Investor Relations Contact
Nick Tooker
investors@expensify.com
Press Contact
James Dean
press@expensify.com

Expensify, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands, except share data)

	As of March 31,	As of December 31,
	2024	2023
Assets
Cash and cash equivalents	$49,340	$47,510
Accounts receivable, net	13,557	13,834
Settlement assets, net	48,513	39,261
Prepaid expenses	4,379	5,649
Other current assets	27,399	30,978
Total current assets	143,188	137,232
Capitalized software, net	15,107	12,494
Property and equipment, net	14,138	14,372
Lease right-of-use assets	5,954	6,435
Deferred tax assets, net	466	457
Other assets	5,918	5,794
Total assets	$184,771	$176,784
Liabilities and stockholders' equity
Accounts payable	$1,373	$1,425
Accrued expenses and other liabilities	10,326	9,390
Borrowings under line of credit	15,000	15,000
Current portion of long-term debt, net of original issue discount and debt issuance costs	7,624	7,655
Lease liabilities, current	436	432
Settlement liabilities	35,560	33,990
Total current liabilities	70,319	67,892
Lease liabilities, non-current	6,155	6,467
Other liabilities	1,787	1,681
Total liabilities	78,261	76,040
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.0001; 10,000,000 shares of preferred stock authorized as of March 31, 2024 and December 31, 2023; no shares of preferred stock issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Common stock, par value $0.0001; 1,000,000,000 shares of Class A common stock authorized as of March 31, 2024 and December 31, 2023; 71,755,477 and 70,569,815 shares of Class A common stock issued and outstanding as of March 31, 2024 and December 31, 2023, respectively; 24,994,705 and 24,994,989 shares of LT10 common stock authorized as of March 31, 2024 and December 31, 2023, respectively; 7,333,335 and 7,333,619 shares of LT10 common stock issued and outstanding as of March 31, 2024 and December 31, 2023, respectively; 24,969,634 and 24,998,941 shares of LT50 common stock authorized as of March 31, 2024 and December 31, 2023, respectively; 7,395,695 and 7,321,894 shares of LT50 common stock issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	9	8
Additional paid-in capital	251,055	241,509
Accumulated deficit	(144,554)	(140,773)
Total stockholders' equity	106,510	100,744
Total liabilities and stockholders' equity	$184,771	$176,784

Expensify, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
Revenue	$33,535	$40,101
Cost of revenue, net (1)	14,584	15,775
Gross margin	18,951	24,326
Operating expenses:
Research and development (1)	5,929	5,418
General and administrative (1)	11,431	12,429
Sales and marketing (1)	3,384	9,183
Total operating expenses	20,744	27,030
Loss from operations	(1,793)	(2,704)
Interest and other expenses, net	(954)	(1,416)
Loss before income taxes	(2,747)	(4,120)
Provision for income taxes	(1,034)	(1,825)
Net loss	$(3,781)	$(5,945)
Net loss per share:
Basic and diluted	$(0.04)	$(0.07)
Weighted average shares of common stock used to compute net loss per share:
Basic and diluted	85,141,411	81,768,429

(1)Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2024	2023
Cost of revenue, net	$2,932	$3,306
Research and development	2,749	2,206
General and administrative	1,703	2,644
Sales and marketing	140	1,848
Total stock-based compensation expense	$7,524	$10,004

Expensify, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(3,781)	$(5,945)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,423	1,413
Reduction of operating lease right-of-use assets	136	181
Loss on impairment, receivables and sale or disposal of equipment	337	146
Stock-based compensation expense	7,524	10,004
Amortization of original issue discount and debt issuance costs	11	11
Deferred tax assets	(9)	(30)
Changes in assets and liabilities:
Accounts receivable, net	139	707
Settlement assets, net	(6,120)	(2,683)
Prepaid expenses	1,270	1,414
Other current assets	171	406
Other assets	(124)	8
Accounts payable	(260)	944
Accrued expenses and other liabilities	1,044	1,947
Operating lease liabilities	34	(206)
Settlement liabilities	1,570	(738)
Other liabilities	106	63
Net cash provided by operating activities	3,471	7,642
Cash flows from investing activities:
Purchases of property and equipment	—	(28)
Software development costs	(2,829)	(870)
Net cash used in investing activities	(2,829)	(898)
Cash flows from financing activities:
Principal payments of finance leases	(31)	(201)
Principal payments of outstanding debt	(37)	(150)
Payments for debt issuance costs	(8)	—
Repurchases of early exercised stock options	(32)	(7)
Proceeds from common stock purchased under Matching Plan	914	1,099
Proceeds from issuance of common stock on exercise of stock options	39	66
Payments for employee taxes withheld from stock-based awards	—	(666)
Net cash provided by financing activities	845	141
Net increase in cash and cash equivalents and restricted cash	1,487	6,885
Cash and cash equivalents and restricted cash, beginning of period	96,658	147,710
Cash and cash equivalents and restricted cash, end of period	$98,145	$154,595
Supplemental disclosure of cash flow information:
Cash paid for interest	$454	$1,409
Cash paid for income taxes	$1,164	$351
Noncash investing and financing items:
Stock-based compensation capitalized as software development costs	$915	$657
Purchases of property and equipment and capitalized software in accounts payable and accrued expenses	$223	$—
Right-of-use assets acquired through operating leases	$—	$145
Reconciliation of cash and cash equivalents and restricted cash to the Condensed Consolidated Balance Sheets
Cash and cash equivalents	$49,340	$111,232
Restricted cash included in other current assets	24,267	19,013
Restricted cash included in settlement assets, net	24,538	24,350
Total cash, cash equivalents and restricted cash	$98,145	$154,595

Expensify, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands, except percentages)
Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended March 31,		Three Months Ended December 31,
	2024	2023	2023
Net loss	$(3,781)	$(5,945)	$(7,204)
Net loss margin	(11)%	(15)%	(20)%
Add:
Provision for income taxes	1,034	1,825	1,049
Interest and other expenses, net	954	1,416	169
Depreciation and amortization	1,383	1,413	1,240
Stock-based compensation	7,524	10,004	10,600
Adjusted EBITDA	$7,114	$8,713	$5,854
Adjusted EBITDA margin	21%	22%	17%

Non-GAAP Net Income and Non-GAAP Net Income Margin

	Three Months Ended March 31,		Three Months Ended December 31,
	2024	2023	2023
Net loss	$(3,781)	$(5,945)	$(7,204)
Net loss margin	(11)%	(15)%	(20)%
Add:
Stock-based compensation	7,524	10,004	10,600
Non-GAAP net income	$3,743	$4,059	$3,396
Non-GAAP net income margin	11%	10%	10%

Adjusted Operating Cash Flow and Free Cash Flow

	Three Months Ended March 31,		Three Months Ended December 31,
	2024	2023	2023
Net cash provided by (used in) operating activities	$3,471	$7,642	$(543)
Operating cash flow margin	10%	19%	(2)%
(Increase) decrease in changes in assets and liabilities:
Settlement assets	6,120	2,683	(2,983)
Settlement liabilities	(1,570)	738	2,343
Adjusted operating cash flow	8,021	11,063	(1,183)
Less:
Purchases of property and equipment	—	(28)	(281)
Software development costs	(2,829)	(870)	(2,180)
Free cash flow	$5,192	$10,165	$(3,644)
Free cash flow margin	15%	25%	(10)%